LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports First Quarter Results

Van Nuys, CA -- November 14, 2011 -- Trio-Tech International (AMEX:TRT) today announced unaudited financial results for the first quarter of fiscal 2012.

First Quarter Results

For the three months ended September 30, 2011, revenue decreased 32.5% to $8,799,000 compared to $13,029,000 in the first quarter last year.  The decline in revenue was primarily the result of lower sales of the Company's proprietary semiconductor test equipment products to a major customer, partially offset by higher revenue in the Company's fabrication services segment.  The net loss attributable to Trio-Tech International common shareholders for the first quarter of fiscal 2012 was $804,000, or $0.24 per diluted share.  This compares to net income for the first quarter of fiscal 2011 of $491,000, or $0.14 per diluted share.

Revenue from product sales decreased to $3,116,000 for the first quarter of fiscal 2012 compared to $9,203,000 for the first quarter of fiscal 2011.  Revenue from testing services decreased to $3,291,000 for this year's first quarter compared to $3,474,000 for the same period last year.  Revenue from the Company's oil and gas equipment fabrication business increased to $2,345,000 for the first quarter of fiscal 2012 compared to $165,000 for the first quarter of fiscal 2011.  Revenue from the Company's real estate segment was $47,000 for the first quarter of fiscal 2012 compared to $187,000 for the first quarter of fiscal 2011.

Gross margin as a percentage of revenue for the first quarter of fiscal 2012 decreased to 15.9% compared to 21.1% for the first quarter of fiscal 2011, primarily reflecting a volume-driven decrease in gross margin in the Company's testing segment to 20.0% for the first quarter of fiscal 2012 compared to 39.3% for the first quarter of fiscal 2011.  This was partially offset by an increase in gross margin in the fabrication services segment to 9.1% for the first quarter of fiscal 2012 compared to negative 30.3% for the first quarter of fiscal 2011.  Also, gross margin in the products segment increased to 16.3% for the first quarter of fiscal 2012 compared to 14.1% for the first quarter of fiscal 2011, as the cost of production in the Company's Singapore facilities decreased more than the decrease in revenue.

General and administrative expenses increased to $2,098,000 for the first quarter of fiscal 2012 compared to $1,830,000 for the first quarter of fiscal 2011, partially reflecting losses from changes in the exchange rate between the Singapore and U.S. dollar, an increase in expenses at the Tianjin, China and Indonesia operations and offset by lower expenses in Malaysia, Singapore and Chongqing, China operations.

The loss from operations for the first quarter of fiscal 2012 was $921,000.  This compares to income from operations of $753,000 for the first quarter of fiscal 2011.

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fiscal 2011 Results

November 14, 2011

Page Two

Balance Sheet Highlights

As of September 30, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $6,350,000 ($1.91 per outstanding share), working capital of $6,190,000 and shareholders' equity was $23,498,000 ($7.07 per outstanding share).  At June 30, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $6,872,000 ($2.07 per outstanding share), working capital of $7,256,000 and shareholders' equity was $24,977,000 ($7.52 per outstanding share).

CEO Comments

"We are working hard to bring our costs into line with the current pace of business, even as we seek to expand our operations with existing customers and attract new customers in all of our operating segments.  We continue to believe that our strategy to supplement our core semiconductor test equipment and services business with new opportunities, including our new oil and gas fabrication business in Indonesia and our real estate initiatives in China, is the best way for Trio-Tech to deliver sustained, profitable growth for the long run.  Our indications are that this strategy will bear fruit in the coming quarters," said SW Yong, Trio-Tech's CEO.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group pursuing aggressive interest in semiconductor test and manufacturing, oil and gas equipment fabrication, solar products and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

#4811

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
Revenue	2011	2010
Products	$ 3,116	$ 9,203
Testing Services	3,291	3,474
Fabrication Services	2,345	165
Other	47	187

	8,799	13,029
Costs of Sales
Cost of products sold	2,607	7,908
Cost of testing services rendered	2,634	2,109
Cost of fabrication services rendered	2,132	215
Other	26	50

	7,399	10,282

Gross Margin	1,400	2,747

Operating Expenses:
General and administrative	2,098	1,830
Selling	144	128
Research and development	75	29
Loss on disposal of property, plant and equipment	4	7

Total operating expenses	2,321	1,994

Loss income from Operations	(921)	753

Other (Expenses) Income
Interest expense	(61)	(60)
Other income (expense)	44	(40)

Total other expenses	(17)	(100)

(Loss) Income from Continuing Operations before Income Taxes	(938)	653

Income Tax (Expense) Benefit	(37)	4

(Loss) income from Continuing Operations before Non-controlling Interest, net of tax	(975)	657

Equity in loss of unconsolidated joint venture, net of tax	(11)	--

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(1)	(2)

NET (LOSS) INCOME	$ (987)	$ 655

Less: Net (loss) income attributable to the non-controlling interest	(183)	164

Net (Loss) Income attributable to Trio-Tech International	(804)	491

Net (Loss) Income Attributable to Trio-Tech International Common Shareholders:
(Loss) income from continuing operations, net of tax	(803)	493
Loss from discontinued operations, net of tax	(1)	(2)

Net (Loss) Income	$ (804)	$ 491

Comprehensive (Loss) Income:

Net (Loss) Income	$ (987)	$ 655
Foreign currency translation, net of tax	(534)	909
Comprehensive (Loss) Income	(1,521)	1,564
Less: Comprehensive (loss) income attributable to non-controlling Interest	(218)	169
Comprehensive (Loss) Income Attributable to Trio-Tech International	(1,303)	1,395

Basic (loss) earnings per share from continuing operations	$ (0.24)	$ 0.15
Basic loss per share from discontinued operations	--	--
Basic (Loss) Earnings per Share	$ (0.24)	$ 0.15

Diluted (loss) earnings per share from continuing operations	$ (0.24)	$ 0.14
Diluted loss per share from discontinued operations	--	--
Diluted (Loss) Earnings per Share	$ (0.24)	$ 0.14

Weighted Average Shares Outstanding - Basic	3,288	3,227
Weighted Average Shares Outstanding - Diluted	3,288	3,478

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	June 30,
	2011	2011
ASSETS	(unaudited)

CURRENT ASSETS:
Cash & cash equivalents	$ 2,779	$ 3,111
Short-term deposits	201	199
Trade accounts receivable, net	6,902	6,812
Other receivables	1,408	309
Loan receivables from property development projects	1,094	1,083
Inventories, net	2,300	2,430
Prepaid expenses and other current assets	365	348
Assets held for sale	130	137

Total current assets	15,179	14,429

INVESTMENT IN UNCONSOLIDATED JOINT VENTURE	760	764
INVESTMENT PROPERTY IN CHINA, Net	1,233	1,238
PROPERTY, PLANT AND EQUIPMENT, Net	14,201	14,951
OTHER ASSETS	1,678	1,412
RESTRICTED TERM DEPOSITS	3,370	3,562

TOTAL ASSETS	$ 36,421	$ 36,356

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$ 1,832	$ 1,333
Accounts payable	2,522	1,874
Accrued expenses	3,878	3,179
Income taxes payable	482	492
Current portion of bank loans payable	132	147
Current portion of capital leases	143	148

Total current liabilities	8,989	7,173

BANK LOANS PAYABLE, net of current portion	2,595	2,768
CAPITAL LEASES, net of current portion	220	271
DEFERRED TAX LIABILITIES	623	677
OTHER NON-CURRENT LIABILITIES	496	490

TOTAL LIABILITIES	12,923	11,379

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,321,555
shares issued and outstanding at September 30, 2011 and June 30, 2011	10,531	10,531
Paid-in capital	2,269	2,227
Accumulated retained earnings	4,987	5,791
Accumulated other comprehensive gain-translation adjustments	2,960	3,459

Total Trio-Tech International shareholders' equity	20,747	22,008

NON-CONTROLLING INTEREST	2,751	2,969

TOTAL EQUITY	23,498	24,977

TOTAL LIABILITIES AND EQUITY	$ 36,421	$ 36,356